EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Zhongpin Inc.

We hereby consent to the use of our report dated March 8, 2007, with respect to the financial statements of Zhongpin Inc. in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/A (File No. 333-140190) to be filed on or about April 4, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
April 4, 2007